UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, Cyberonics, Inc. (the "Company") entered into an agreement entitled First Amendment to Employment Agreement (the "Amendment") with Daniel J. Moore, the Company’s President and Chief Executive Officer, amending the Employment Agreement dated April 26, 2007 between the Company and Mr. Moore. The Amendment, which is effective as of April 26, 2007, increases the amount of the expenses for which Mr. Moore may be reimbursed with regard to the sales commission and reasonable closing costs on the sale of his Boston-area residence from no more than seven percent to no more than nine percent of the selling price.

A copy of the Amendment is attached as Exhibit 10.1.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

July 19, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement effective as of April 26, 2007 between Daniel J. Moore and Cyberonics, Inc.